EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139136, No. 333-126608, No. 333-126607, and No. 333-87920) of LIN TV Corp. and LIN Television Corporation of our report dated March 16, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of LIN Television Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
March 16, 2009